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                   PROMISSORY NOTE AND AGREEMENT (this "Note")


US$351,344.29                                         April 1, 2002
                                                      Long Island City, New York

FOR VALUE RECEIVED, the undersigned NESCO INDUSTRIES, INC., a Nevada corporation with principal offices at 22-09 Queens Plaza North, Long Island City, New York 11101 (referred to hereinafter as "Maker"), hereby promises to pay to the order of SANTO PETROCELLI, SR. (referred to hereinafter as "Payee"), c/o PETROCELLI INDUSTRIES, INC., a New York corporation with principal offices at 22-09 Queens Plaza North, Long Island City, New York 11101, the principal sum of Three Hundred and Fifty One Thousand and Three Hundred and Forty-Four Dollars and Twenty-Nine Cents in accordance with the terms and conditions set forth below.

The principal amount of this Note represents the aggregate of all outstanding balances on: (i) the principal and accrued and unpaid interest as of April 1, 2002 (totaling $132,835.24) on all demand loans made by Payee to National Abatement Corp. ("NAC"), a wholly owned subsidiary of Maker, on or before April 1, 2002, (ii) the management fees and consulting fees (totaling $22,916.66) payable to Payee for management and/or consulting services rendered to Maker, or its subsidiaries, on or before April 1, 2002, and (iii) the principal and accrued and unpaid interest as of April 1, 2002 (totaling $130,842.39) on all demand loans made by Marshall H. Geller and Gelco Development Corp. ("Gelco") to NAC on or before April 1, 2002, and the management fees and consulting fees (totaling $64,750) payable to Gelco for management and/or consulting services rendered to Maker, or its subsidiaries, on or before April 1, 2002, whereby the right, title and interest to such amounts having been assigned to Payee pursuant to that certain assignment and assumption agreement dated April 1, 2002 (collectively, the "Obligations"). Payee has agreed to accept this Note in lieu of payment by Maker, or NAC, of the amounts due on the Obligations and has agreed that the Obligations shall be deemed cancelled upon due execution of this Note by Maker and delivery of this Note to Payee.

Maker and Payee also agree as follows:

1.       There shall be no interest payable on this Note.

2. This Note shall be paid in twenty-one (21) equal monthly installments (each being a "Payment"). Each Payment shall be due on the first (1st) day of each month, beginning May 1, 2003.

3. Maker shall have the right to prepay this Note in whole or in part at any time in lawful money of the United States of America to the Payee at the address first shown above, or at such other address as may be directed by Payee, in immediately available funds.

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4.       Maker hereby waives presentment, demand, dishonor, protest, notice of protest, diligence and any other notice or action otherwise required to be given or taken under the law in connection with the acceptance, enforcement or collection of this Note, and expressly agrees that this Note, or any Payment hereunder, may be extended, modified or subordinated (by forbearance or otherwise) from time to time, without in any way diminishing the liability of Maker.

5. In the event that Maker shall fail to make a Payment when due under this Note, Payee may seek any and all remedies available to Payee under this Note plus any and all other remedies available in law or in equity. Maker shall pay all reasonable costs and expenses incurred by Payee in connection with the foregoing, including, without limitation, reasonable attorney's fees, and Payee may take judgement for all such amounts in addition to all other sums due hereunder.

6. All issues arising in relation to this Note shall be governed by the laws of the State of New York, without giving effect to the principles thereof relating to the conflict of laws.

IN WITNESS WHEREOF, Maker and Payee have executed this Note as of the date first above written.


MAKER:                                      PAYEE:

NESCO INDUSTRIES, INC.


/s/ Lawrence S. Polan                       /s/ Santo Petrocelli, Sr.
----------------------------------          -----------------------------------
Name:    Lawrence S. Polan                  Santo Petrocelli, Sr.
Title:   Chief Financial Officer


ACCEPTED AND AGREED TO BY:

NATIONAL ABATEMENT CORP.


/s/ Michael J. Caputo
---------------------------------
Name:    Michael J. Caputo
Title:   Vice President


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